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Exhibit 5.1

August 7, 2013

MarkWest Energy Partners, L.P.
1515 Arapahoe Street, Tower 1, Suite 1600
Denver, Colorado 80202

Ladies and Gentlemen:

        We have acted as counsel for MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership") and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of common units representing limited partner interests in the Partnership (the "Common Units").

        We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

        We have examined the Registration Statement, including the Prospectus, the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated February 21, 2008, as amended by the Amendment No. 1 dated December 29, 2011 (the "Partnership Agreement "), the Certificate of Limited Partnership (the "Certificate") filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

        In connection with this opinion, we have assumed that:

          (i)  the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

         (ii)  a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Units offered thereby;

        (iii)  all Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and

        (iv)  a definitive purchase, underwriting or similar agreement with respect to any Common Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

        Based upon and subject to the foregoing, we are of the opinion that the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act and except as described in the Prospectus).

        The opinions expressed herein are qualified in the following respects:

        (1)   We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

        (2)   We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

        (3)   We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        (4)   This opinion is limited in all respects to federal laws, the Delaware Limited Liability Partnership Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

        We hereby consent to the references to this firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

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  Exhibit 5.1